Exhibit 10.24

DYCOM INDUSTRIES, INC. BOARD OF DIRECTORS

DESCRIPTION OF NON-EMPLOYEE DIRECTORS'
COMPENSATION

Effective as of November 20, 2012

Annual Retainer

•	$42,500 per year.

Lead Director Fees

•	$15,000 per year.

Committee Chairman Fees

•	$15,000 per year for Audit Committee chair.

•	$10,000 per year for Compensation Committee chair.

•	$7,500 per year for the chair of the Corporate Governance Committee and the Finance Committee.

Committee Member Fees

•	$1,250 for each regular committee meeting attended in person.

•	$750 for each telephonic committee meeting attended.

Meeting Fees

•	$2,250 for each regular or special Board of Directors meeting attended in person.

•	$1,000 for each telephonic Board of Directors meeting attended.

Expenses

•	Reimbursement for reasonable expenses incurred in connection with meetings.

Equity Awards

•
Pursuant to the 2007 Non-Employee Directors Equity Plan, an annual equity award will be granted to each continuing non-employee director as of the date of Dycom's annual general meeting of shareholders.  The value, form and terms of the award are recommended by the Compensation Committee.

•
Pursuant to the 2007 Non-Employee Directors Equity Plan, an equity award will be granted upon a new non-employee director's initial election or appointment to the Board of Directors.  The value, form and terms of the award are recommended by the Compensation Committee.